As filed with the Securities and Exchange Commission on August 16, 2010

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CATERPILLAR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street Peoria, Illinois 61629 (Address of Principal Executive Offices)
Caterpillar 401(k) Plan
(Full Title of the Plan)

James B. Buda
Vice President, Secretary and Chief Legal Officer
Caterpillar Inc.
100 NE Adams Street
Peoria, IL 61629-7310
(309) 675-4429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	X	Accelerated filer

Non-accelerated filer		Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	55,000,000 shares (1)	$67.39 (2)	$3,706,450,000	$264,269.89

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of additional securities that may be issued under the Plan pursuant to the anti-dilution provisions of the Plan.

(2)  Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange - Composite Transactions System on August 12, 2010.

Part I

EXPLANATORY  NOTE

This Registration Statement on Form S-8 is being filed to register an additional 55,000,000 shares of the Registrant’s Common Stock, par value $1.00 per share, to be issued pursuant to the Caterpillar 401(k) Plan, as amended (the “Plan”).  In accordance with General Instruction E to Form S-8, the Registrant and the Plan hereby incorporate by reference the contents of the following Registration Statements previously filed by the Registrant and the Plan:

•	Registration Statement on Form S-8 (Registration No. 333-111355) filed December 19, 2003, as amended by Post-Effective Amendment No. 1 to Form S-8 filed November 19, 2004; and

•	Registration Statement on Form S-8 (Registration No. 333-133265) filed April 13, 2006.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

The Company will submit or has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
August 16, 2010	By:	/s/James B. Buda
James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

August 16, 2010	/s/James W. Owens	Chairman of the Board and Director
(James W. Owens)
August 16, 2010	/s/Douglas R. Oberhelman	Chief Executive Officer and Director
(Douglas R. Oberhelman)
August 16, 2010	/s/Richard P. Lavin	Group President
(Richard P. Lavin)
August 16, 2010	/s/Stu L. Levenick	Group President
(Stu L. Levenick)
August 16, 2010	/s/Edward J. Rapp	Group President and Chief Financial Officer
(Edward J. Rapp)
August 16, 2010	/s/Gerard R. Vittecoq	Group President
(Gerard R. Vittecoq)
August 16, 2010	/s/Steven H. Wunning	Group President
(Steven H. Wunning)
August 16, 2010	/s/Jananne A. Copeland	Controller and Chief Accounting Officer
(Jananne A. Copeland)

August 16, 2010	/s/W. Frank Blount	Director
(W. Frank Blount)
August 16, 2010	/s/John R. Brazil	Director
(John R. Brazil)
August 16, 2010	/s/Daniel M. Dickinson	Director
(Daniel M. Dickinson)
August 16, 2010	/s/John T. Dillon	Director
(John T. Dillon)
August 16, 2010	/s/Eugene V. Fife	Director
(Eugene V. Fife)
August 16, 2010	/s/Gail D. Fosler	Director
(Gail D. Fosler)
August 16, 2010	/s/Juan Gallardo	Director
(Juan Gallardo)
August 16, 2010	/s/David R. Goode	Director
(David R. Goode)
August 16, 2010	/s/Peter A. Magowan	Director
(Peter A. Magowan)
August 16, 2010	/s/William A. Osborn	Director
(William A. Osborn)
August 16, 2010	/s/Charles D. Powell	Director
(Charles D. Powell)
August 16, 2010	/s/Edward B. Rust, Jr.	Director
(Edward B. Rust, Jr.)
August 16, 2010	/s/Susan C. Schwab	Director
(Susan C. Schwab)
August 16, 2010	/s/Joshua I. Smith	Director
(Joshua I. Smith)

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Peoria, the State of Illinois.

CATERPILLAR 401(k) PLAN
August 16, 2010	By:	/s/Jonathan D. Ginzel
Name: Jonathan D. Ginzel Title: Plan Administrator

Exhibit Index

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP